Exhibit 99.1

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
XFONE, INC.

Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Xfone, Inc. (the “Company”) is appointed by the Board to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for the Company's annual meetings of shareholders, and to recommend to the Board director nominees for each Board committee.

Committee Membership

The Committee shall be comprised of at least two (2) members satisfying the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and the NYSE Alternext US LLC (or any successor thereto) (“NYSE Alternext”), initially appointed by the Board, and thereafter appointed and replaced by the Board after considering the recommendation of the Committee.

If the Committee is comprised of at least three (3) members satisfying the independence requirements, then one director who is not independent under NYSE Alternext rules, and is not a current officer or employee (or an immediate family member of such person), may be appointed to the Committee, under exceptional and limited circumstances, as determined by the Board in accordance with applicable NYSE Alternext rules.

The Board shall designate one member of the Committee as its Chairman. Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.

Meetings

The Committee shall meet at least two (2) times per each year with authority to convene additional meetings as circumstances require. Members of the Committee may participate in meetings remotely by means of conference telephone, Internet broadcast or similar communication device, provided that all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members of the Committee participating (including by proxy) at a meeting at which a quorum is present, shall be the act of the Committee.

The Chairman of the Committee shall preside at each meeting. In the event the Chairman is not present at the meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting.

Reporting

The Secretary of the Company shall keep minutes of the Committee’s proceedings. The minutes of a meeting shall be available for review by the entire Board and shall be filed as permanent records with the Secretary of the Company.

At each meeting of the Board that follows a meeting of the Committee, the Chairman of the Committee shall report to the entire Board on the matters considered at the last meeting(s) of the Committee.

The Committee shall prepare and, through its Chairman, submit periodic reports of the Committee’s work and findings to the Board; the Committee shall include recommendations for Board actions when appropriate.

Committee Authority and Responsibilities

1.
The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors and consultants.  The Committee may request any officer or employee of the Company or any outside counsel or consultants to meet with any members of the Committee.

2.	The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board.

3.
The Committee shall recommend to the Board the director nominees for each annual meeting of stockholders and persons to fill vacancies in the Board that occur between meetings of stockholders. In carrying out this responsibility, the Committee shall:

(a)	Establish qualifications, desired background, and selection criteria for members of the Board in accordance with relevant law and NYSE Alternext rules;

(b)
Consider candidate recommendations submitted to the Company by any relevant source, as determined by the Committee, including recommendations submitted by the Company's shareholders in accordance with the Company’s Policy Regarding Shareholder Recommendations and Nominations for Director Candidates, which shall be considered by the Committee in the same manner as candidates recommended to the Committee from other sources; and

(c)	Prior to recommending a nominee for election, determine that the election of the nominee as a director would effectively further the Company’s governance policies.

4.
The Committee shall annually evaluate and make recommendations to the entire Board concerning the number and accountability of Board committees, and committee assignments to the Board. The Committee shall consider the desired qualifications for membership on each Committee, the availability of the director to meet the time commitment required for membership on the particular committee and the extent to which there should be a policy of periodic rotation of committee members.

5.
The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the entire Board following the end of each fiscal year.

6.
The Committee shall annually review the succession planning recommendations for the Company’s senior executive officers, including but not limited to the Chief Executive Officer, and will do so in concert with the Compensation Committee and the Chairman of the Board.

7.	The Committee may form and delegate authority to subcommittees when appropriate.

8.	The Committee shall make regular reports to the Board.

9.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

10.
The Committee shall review candidates nominated by stockholders pursuant to Article 2.4 of the Company's Bylaws, solely to determine such nomination’s compliance with the provisions of Article 2.4 of the Company's Bylaws and/or compliance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

Guidelines for Selection of Director Nominees for the Board of Directors

To discharge its duties in identifying and evaluating directors for selection to the Board and its committees, the Committee shall evaluate the overall composition of the Board as well as the qualifications of each candidate. In its evaluation process, the Committee shall take into account the following guidelines:

Criteria:

1.
Decisions for nominating candidates shall be based on merit, qualifications, performance, competency, and the Company’s business needs and shall comply with the Company’s anti-discrimination policies and federal, state and local laws.

2.	A majority of the entire Board shall be composed of independent directors, as defined by the SEC and NYSE Alternext.

3.
The composition of the entire Board shall be taken into account when evaluating individual directors, including: the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the Company, its stockholders and employees.

4.
Candidates shall be individuals of the highest professional and personal ethics and values and who possess significant experience or skills that will benefit the Company and assist in discharging their duties as directors.

5.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or would violate any applicable law or regulation.

6.	Candidates shall be willing and able to devote sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number.

7.	Candidates shall have the desire to represent and evaluate the interests of the Company as a whole.

8.
In conducting this assessment, the Committee shall consider diversity, age, skill, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

9.	Any other criteria as determined by the Committee.

Amendments

Amendments to this Charter shall be made by the Board.

This Charter was originally adopted by the Board on December 30, 2007, and then amended on January 15, 2009.